The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

April 4, 2008

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:	American Depositary Shares
evidenced by the American Depositary Receipts for Common Shares of AES Tiete SA (F-6 File No.:
333-10802)




Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New
York, as Depositary for securities against which American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in the number of AES Tiete SA Common Shares represented by one
American Depositary Share (the Ratio) from one (1)
ADS represents 3000 Common Shares to one (1)
ADS represents one (1) Common Share.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the
Prospectus consists of the ADR certificate for AES
Tiete SA Common Shares. The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:


Effective April 4, 2008, One (1) ADR
equals One (1) Common Share
Attached to this letter is a copy of a letter from AES
Tiete SA to The Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or comments at (212) 815 4244.

Sincerely,


Sandra Friedrich
Assistant Vice President
212-815-4244
sfriedrich@bnymellon.com

675934-1